American Funds College Target Date Series 6455 Irvine Center Drive Irvine, California 92618 Phone (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

WALTER R. BURKLEY, President and Principal Executive Officer, and GREGORY F. NILAND, Treasurer and Principal Financial Officer of American Funds College Target Date Series (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended April 30, 2013 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

AMERICAN FUNDS COLLEGE TARGET DATE SERIES	AMERICAN FUNDS COLLEGE TARGET DATE SERIES

/s/ Walter R. Burkley	/s/ Gregory F. Niland
Walter R. Burkley, President	Gregory F. Niland, Treasurer

Date: June 28, 2013	Date: June 28, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN FUNDS COLLEGE TARGET DATE SERIES and will be retained by AMERICAN FUNDS COLLEGE TARGET DATE SERIES and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.